Exhibit 5.1

November 16, 2012

Manhattan Bancorp

2141 Rosecrans Avenue, Suite 1100

El Segundo, California 90245

Re:         Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Manhattan Bancorp, a California corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-1 on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement includes a prospectus to be furnished to shareholders of the Company in connection with the distribution by the Company to its shareholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock of the Company (“Common Stock”).  The Registration Statement covers up to 2,212,389 shares of Common Stock (the “Rights Shares”) that may be issued and sold by the Company upon exercise of the Rights.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined signed copies of the Registration Statement to be filed with the SEC, the form of the Rights and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion as to the effect of events occurring, circumstances arising or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

Based upon and subject to the foregoing and to the statements below, we are of the opinion that:

1.         The Rights have been duly authorized and, when issued in accordance with the terms of the Registration Statement, will be validly issued and will be legal, binding obligations of the Company, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors generally and (b) principles of equity, whether considered at law or in equity.

2.         The Rights Shares, when issued and delivered against payment therefor in accordance with the terms of the Rights and the Registration Statement while the Registration Statement continues in effect, will be validly issued, fully paid and non-assessable.

We assume that the appropriate action will be taken, prior to or following the issuance of the Rights and the offer and sale of the Rights Shares, to register and qualify such securities for sale under all applicable state securities or “blue sky” laws.

This opinion is limited solely to the internal substantive laws of the State of California, and we express no opinion as to the laws of any other jurisdiction.

This opinion is rendered solely for the benefit of Manhattan Bancorp for its use in connection with the Registration Statement.  This opinion may not be relied upon by any other party or for any other purpose.  Neither the original nor any copies of this opinion may be furnished to any other person without our prior written consent.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Bingham McCutchen LLP

Bingham McCutchen LLP